EXHIBIT 10.7.2
SECOND AMENDMENT TO THE
CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Restated Effective January 1, 2009)
The CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, as restated by CNA Financial Corporation effective January 1, 2009, is hereby amended as follows:
1.    In order to clarify the original meaning of the Plan as restated as of January 1, 2009, Section 2.4(a) is amended to read as follows, effective as of January 1, 2009:
“(a)    Except as otherwise provided in a SERP Agreement, the Post-2004 portion of a Participant's benefit under this Plan shall be paid in a single lump sum equal to the actuarial equivalent of such portion as soon as practicable after the date the Participant terminates employment; provided that if the sum of the Participant's Rule of 65 Service (as defined under the terms of the Retirement Plan as in effect on April 1, 2008) and age on the termination date do not equal at least 65, it shall be paid on the later of the date the Participant terminates employment or the date he reaches age 55 or, in the case of a Participant who had not completed at least 10 years of Rule of 65 Service on the earlier of his termination date (regardless of whether he is subsequently reemployed) or December 31, 2008, the later of the date the Participant terminates employment or the date he reaches age 65.”
2.    Except as otherwise provided herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment has been executed on behalf of CNA Financial Corporation pursuant to the authority reserved under Section 5.1 of the Plan, this 25th day of February, 2010.
CNA FINANCIAL CORPORATION

By: /s/ Thomas Pontarelli
Thomas Pontarelli, Executive Vice President &
Chief Administration Officer, Continental Casualty Company